UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2023

SNOWFLAKE INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39504	46-0636374
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

Suite 3A, 106 East Babcock Street			59715
Bozeman,	Montana
(Address of Principal Executive Offices)[1]			(Zip Code)
(844) 766-9355
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	SNOW	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

[1] The Company is a Delaware corporation with a globally distributed workforce and no corporate headquarters. Under the Securities and Exchange Commission's rules, the Company is required to designate a “principal executive office.” For purposes of this report, it has designated its office in Bozeman, Montana as its principal executive office, as that is where its Chief Executive Officer and Chief Financial Officer are based.

Item 2.02 Results of Operations and Financial Condition.

On August 23, 2023, Snowflake Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended July 31, 2023. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02 and Item 9.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filings.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Confirmatory Offer Letters with Executive Officers

Effective August 23, 2023, the Company entered into confirmatory offer letters (the “Confirmatory Offer Letters”) with each of Frank Slootman, Chief Executive Officer; Michael P. Scarpelli, Chief Financial Officer; Christopher W. Degnan, Chief Revenue Officer; Benoit Dageville, President of Products; Grzegorz Czajkowski, Senior Vice President, Engineering and Support; and Christian Kleinerman, Senior Vice President, Product Management (each an “Executive Officer”). The Confirmatory Offer Letters reiterate the term and conditions of each Executive Officer's employment and include a three-year term.

The foregoing description of the Confirmatory Offer Letters does not purport to be complete and is qualified in its entirety by reference to the Confirmatory Offer Letters, which are filed as Exhibits 10.1 to 10.6 to this Current Report on Form 8-K and are incorporated by reference herein.

Amendment to Severance and Change in Control Plan and Summary Plan Description

On August 22, 2023 (the “Effective Date”), the Compensation Committee of the Company's Board of Directors approved an amendment to the Company's Severance and Change in Control Plan (the “Severance Plan”). The terms of the Severance Plan remain unchanged and are as previously described in the Company’s Proxy Statement for fiscal year 2023 filed with the Securities and Exchange Commission on May 25, 2023, except with respect to any equity award issued after the Effective Date (a “New Equity Award”) to the Company’s Chief Executive Officer or Chief Financial Officer. Under the amended Severance Plan, the Company’s Chief Executive Officer and Chief Financial Officer will not receive single-trigger acceleration with respect to any New Equity Award in connection with a Change in Control. Instead, if, at any time within the Change in Control Determination Period, the Company’s Chief Executive Officer or Chief Financial Officer experiences an Involuntary Termination, then his New Equity Award(s) will accelerate and become vested as to 100% of the unvested shares subject to the New Equity Award(s). All capitalized terms used but not defined herein have the meanings ascribed to such terms in the amended Severance Plan.

The foregoing description of the amended Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the amended Severance Plan and related participation agreement, which are filed as Exhibit 10.7 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Confirmatory Offer Letter by and between Snowflake Inc. and Frank Slootman, dated August 23, 2023.
10.2	Confirmatory Offer Letter by and between Snowflake Inc. and Michael P. Scarpelli, dated August 23, 2023.
10.3	Confirmatory Offer Letter by and between Snowflake Inc. and Christopher W. Degnan, dated August 23, 2023.
10.4	Confirmatory Offer Letter by and between Snowflake Inc. and Benoit Dageville, dated August 23, 2023.
10.5	Confirmatory Offer Letter by and between Snowflake Inc. and Grzegorz Czajkowski, dated August 23, 2023.
10.6	Confirmatory Offer Letter by and between Snowflake Inc. and Christian Kleinerman, dated August 23, 2023.
10.7	Severance and Change in Control Plan and related participation agreement.
99.1	Press release issued by Snowflake Inc. dated August 23, 2023 announcing Snowflake Inc.'s financial results for the three months ended July 31, 2023.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Snowflake Inc.

Dated: August 23, 2023
	By:	/s/ Michael P. Scarpelli
Michael P. Scarpelli
Chief Financial Officer